Exhibit 10.29

FIRST AMENDMENT TO

RESTRUCTURING SUPPORT AGREEMENT

FIRST AMENDMENT TO RESTRUCTURING SUPPORT AGREEMENT, dated as of July 20, 2012 (this “First Amendment”), to the Restructuring Support Agreement, dated as of July 13, 2012 (as amended, supplemented or otherwise modified, the “Support Agreement”) by each of Broadview Networks Holdings, Inc. (“BNHI”) and each of its direct and indirect subsidiaries (collectively, the “Company”), the holders of preferred and common stock in BNHI who are signatories thereto (collectively, the “Consenting Equity Holders”) and the holders of the Notes who are signatories thereto (collectively, the “Consenting Noteholders” and, together with the Consenting Equity Holders, the “Plan Support Parties”).

BACKGROUND

The Company and the Plan Support Parties entered into the Support Agreement in support of the Restructuring.

The Parties desire to amend and restate certain provisions of the Support Agreement, as set forth below in this Amendment.

NOW THEREFORE, in consideration of the mutual promises and agreements contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each of the parties hereto hereby agrees as follows:

Section 1. DEFINED TERMS.

Each defined term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Support Agreement.

Section 2 AMENDMENT TO THE SUPPORT AGREEMENT.

2.1	Amendments.

(a) Section 2.1 (b) of the Support Agreement shall be amended and restated to read as follows:

(b)	11:59 p.m. (EST) on the date that is forty-two (42) days from the date that Solicitation commences, unless either the Restructuring has been consummated, or the Chapter 11 Cases have commenced in the Bankruptcy Court;

(b) Section 2.1 (r) of the Support Agreement shall be amended and restated to read as follows:

(r)

with respect to each Required Consenting Noteholder (and, for the avoidance of doubt, not with respect to any party signing a Joinder (as defined below) in connection with any disposition of any Notes by a Required Consenting Noteholder), if the transactions contemplated by the Restructuring: (i) result in regulatory requirements or filings (disclosure or otherwise), other than (x) initial Federal Communications Commission or state public utility commission filings that contain information of a type set forth on Schedule A, (y) a statement filed in compliance with Rule 2019 of the Federal Rule of Bankruptcy Procedure, or (z) a routine tax filing; or (ii) cause other legal requirements, restrictions or obligations (other than that expressly undertaken by the execution of this Support Agreement) that are not acceptable or otherwise not satisfactory to such Required Consenting Noteholder, in its sole and absolute discretion; provided that such Required Consenting Noteholder and the other Parties have used commercially reasonable efforts to avoid or modify any such applicable requirements, filings, restrictions, or obligations by proposing to the Parties modified series, classes or terms of the securities the Required Consenting Noteholder is to be offered in connection with the Restructuring prior to such Required Consenting Noteholder asserting a Noteholder Termination Event under this Section 2.1; provided, further that the undertaking of the Required Consenting Noteholders in this Section 2.1(r) to use commercially reasonable efforts shall not be construed as an obligation of any Required Consenting Noteholder to disclose financial or other information other than that which is expressly agreed to in this Section 2.1(r).

(c) Section 2.5 (b) of the Support Agreement shall be amended and restated to read as follows:

(b)	Noteholder Termination Event Procedures. Upon the occurrence of (i) a Noteholder Termination Event under subsections 2.1 (h), (j), (l), (n) or (o) of this Support Agreement, this Support Agreement shall terminate automatically without further action, (ii) the Company withdrawing the Plan (if applicable), publicly announcing its intention not to support the Plan or filing any plan of reorganization and/or disclosure statement that is materially inconsistent with the Term Sheet, this Support Agreement shall terminate automatically without further action, and (iii) a Noteholder Termination Event under subsections 2.1 (a), (b), (c), (d), (e), (f), (g), (i), (k), (m), (p), (q) or (r) of this Support Agreement, this Support Agreement shall terminate three (3) Business Days after counsel to the Required Consenting Noteholders (or in the case of subsection 2.1(r), counsel to any Required Consenting Noteholder) shall have given written notice to the Company of the intent to terminate this Support Agreement and the breach or other matter giving rise to the right to so terminate this Support Agreement shall not have been cured during the three (3) Business Day period after receipt of such notice (the date of termination under clause (i), (ii) or (iii) hereof, the “Noteholder Termination Date”). The automatic stay arising pursuant to section 362 of the Bankruptcy Code shall be deemed waived or modified for purposes of providing notice hereunder. Except as otherwise provided herein, upon termination of this Support Agreement, the Consenting Noteholders shall be released from their respective commitments, undertakings and agreements under or related to this Support Agreement and shall have the rights and remedies that they would have had and shall be entitled to take all actions that they would have been entitled to take had they not entered into this Support Agreement. Without limiting the foregoing, in the event of a termination of this Support Agreement for any reason, each Consenting Noteholder shall have the right to withdraw any vote in support of the Plan and revoke any acceptance of an offer to exchange its Notes in its sole and absolute discretion and the Company agrees that it shall not oppose such withdrawal or revocation

(d) Section 8.1 (a) of the Support Agreement shall be amended and restated to read as follows:

(a)	Each Plan Support Party hereby agrees, severally and not jointly, for so long as this Support Agreement shall remain in effect, not to sell, assign, transfer, hypothecate or otherwise dispose of any Equity or Notes unless, as a condition precedent to any such transaction, the transferee thereof executes and delivers a Joinder (as defined in Section 8.1(c) hereof) to the Company at least two (2) Business Days prior to the relevant transfer. Thereafter, such transferee shall be deemed to be a Consenting Noteholder (but not a Required Consenting Noteholder) or Consenting Equity Holder, as applicable, for purposes of this Support Agreement.

(e) Section 8.1 (c) of the Support Agreement shall be amended and restated to read as follows:

(c)	Any person that receives or acquires Notes or Equity pursuant to a sale, assignment, transfer, hypothecation or other disposition of such Notes or Equity by a Plan Support Party hereby agrees to be bound by all of the terms of this Support Agreement (as the same may be hereafter amended, restated or otherwise modified from time to time) (a “Joining Party”) by executing and delivering a joinder in the form of Exhibit C hereto (the “Joinder”). The Joining Party shall thereafter be deemed to be a “Consenting Noteholder” (but not a Required Consenting Noteholder) or “Consenting Equity Holder,” as applicable, and a Party for all purposes under this Support Agreement

Section 3 MISCELLANEOUS.

3.1 Governing Law. This First Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof.

3.2 Severability. Any provision of this First Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this First Amendment.

3.3 Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. Delivery of an executed signature page of this First Amendment by email or facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed and delivered by their respective duly authorized officers, solely in their respective capacity as officers of the undersigned and not in any other capacity, as of the date first set forth above.

BROADVIEW NETWORKS HOLDINGS, INC., on behalf of itself and its subsidiaries

By:	/s/ Michael K. Robinson
Name: Michael K. Robinson
Title: President and Chief Executive Officer

[Consenting Noteholder Signature Pages Redacted]